UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2017

Albany Molecular Research, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35622	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Corporate Circle

Albany, NY 12203

(Address of principal executive offices, Zip code)

(518) 512-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On August 31, 2017, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 5, 2017, by and among Albany Molecular Research, Inc., a Delaware corporation (the “Company”), UIC Parent Corporation, a Delaware corporation (“Parent”), and UIC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Acquiring Parties”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of The Carlyle Group (“Carlyle”) and affiliates of GTCR LLC (“GTCR”) to facilitate the participation of investment funds by Carlyle and GTCR in the transaction.

Item 1.01 Entry into a Material Definitive Agreement.

On the Closing Date, the Company, successor by merger to Merger Sub, and certain of its subsidiaries entered into a (i) First Lien Credit Agreement with Barclays Bank PLC, as administrative agent (the “First Lien Administrative Agent”), collateral agent and a L/C issuer, and the certain other parties thereto (the “First Lien Credit Agreement”), and (ii) Second Lien Credit Agreement with Morgan Stanley Senior Funding, Inc., as administrative agent (the “Second Lien Administrative Agent” and, together with the First Lien Administrative Agent, the “Administrative Agents”) and collateral agent, and the certain other parties thereto (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”). The Credit Agreements provide for the following loan facilities: (i) a seven-year $655,000,000 senior secured first-lien term loan facility, (ii) a five-year $100,000,000 multi-currency senior secured revolving credit facility, and (iii) an eight-year $205,000,000 senior secured second-lien term loan facility.

At the Company’s option, the principal balance of loans outstanding under (i) the First Lien Credit Agreement will bear interest at a rate equal to (a) with respect to term loans (1) LIBOR (subject to a 1.00% floor) plus an applicable margin equal to 3.25% or (2) a base rate (the “Base Rate”) that is the greatest of: (A) the rate of interest determined from time to time by the applicable Administrative Agent as its “prime rate” as in effect on such day, (B) the sum of (x) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus (y) 1/2 of 1.00% per annum, and (C) the sum of (x) the one-month LIBOR rate (subject to a 1.00% floor) plus (y) 1.00%, plus an applicable margin equal to 2.25%, and (b) with respect to the revolving loans, (A) LIBOR plus an applicable margin equal to 3.50% or (B) Base Rate, plus an applicable margin equal to 2.50%, in each case subject to a 0.5% decrease upon the Company’s achievement of certain financial ratios, and (ii) the Second Lien Credit Agreement will bear interest at a rate equal to (a) LIBOR (subject to a 1.00% floor) plus an applicable margin equal to 7.00% or (b) Base Rate, plus an applicable margin equal to 6.00%.

The term loans under the Credit Agreements were fully funded at the closing of the Credit Agreements and the Company is required to make consecutive quarterly principal payments under the First Lien Credit Agreement commencing on December 31, 2017. The First Lien Credit Agreement includes covenants requiring the Company to maintain certain financial ratios. The Company used the proceeds of the term loan to (i) fund a portion of the consideration for the Merger, (ii) refinance prior debt, and (iii) pay fees, premiums, expenses and other transaction costs. The Company may use proceeds of loans under the revolving credit facility for working capital and other general corporate purposes.

Item 1.02 Termination of a Material Definitive Agreement.

On August 31, 2017, in connection with the closing of the Merger, the Company terminated its Third Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of July 7, 2016, by and among the Company, the financial institutions from time to time party thereto and Barclays Bank PLC, as the Administrative Agent. The Company did not incur any early termination penalties in connection with the termination of the Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 31, 2017, the Company, Parent, and Merger Sub consummated the transactions contemplated by the Merger Agreement. Pursuant to the Certificate of Merger filed with the Secretary of State of the State of Delaware, the Merger was effective on August 31, 2017 (the “Effective Time”). At the Effective Time, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than shares owned by the Acquiring Parties or the Company and shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) was cancelled and automatically converted into the right to receive cash in an amount equal to $21.75, without interest and less any applicable withholding taxes (the “Merger Consideration”). The Merger Agreement further provided that at the Effective Time:

•	Each Company stock option, whether or not vested and exercisable, that was outstanding immediately prior to the Effective Time was automatically converted into the right to receive an amount in cash equal to the product of (x) the excess of the Merger Consideration over the per share exercise price of such Company stock option and (y) the aggregate number of shares of Company Common Stock that were issuable upon exercise or settlement of such Company stock option immediately prior to the Effective Time.

•	Each outstanding share of Company restricted stock became fully vested and the restrictions with respect thereto lapsed and each such share was converted into the right to receive the Merger Consideration and treated in the same manner as the other shares of Company Common Stock.

•	Each outstanding Company time-based and performance-based restricted stock unit was cancelled in exchange for the right to receive an amount in cash equal to the product of (X) the Merger Consideration and (Y) the aggregate number of shares of Company Common Stock subject to such Company restricted stock unit award (with such performance-based restricted stock unit deemed fully earned at the greater of 100% of the specified target award level and the percentage of the target award level that would be earned based on the achievement of the applicable performance metric as of the Effective Time), except that, in connection with the Merger, William S. Marth, the Company’s President and Chief Executive Officer, elected to forfeit, for no consideration, a portion of his Company performance-based restricted stock unit awards that would have otherwise entitled him to the right to receive an amount in cash in respect of such performance-based restricted stock units.

•	Each outstanding Company phantom stock award was converted into the right to receive an amount in cash equal to the product of (A) the Merger Consideration and (B) the aggregate number of shares of Company Common Stock subject to such phantom stock award.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2017 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As contemplated by the Merger Agreement, on August 31, 2017, the Company notified the NASDAQ Global Market (“NASDAQ”) of the Company’s intent to remove Company Common Stock from listing on the NASDAQ and requested that the NASDAQ file with the SEC an application on Form 25 to report that the shares of Company Common Stock are no longer listed on the NASDAQ. The Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Company Common Stock on the NASDAQ was suspended as of the opening of trading on August 31, 2017.

Item 3.03 Material Modification to Rights of Security Holders.

The information provided in response to Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information provided in response to Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. In accordance with the terms of the Merger Agreement, Parent paid $21.75 per share of Company Common Stock in cash, without interest thereon. In addition, Parent paid the Merger Consideration in respect of certain equity awards of the Company outstanding immediately prior to the Effective Time. The source of funds for the cash consideration was equity financing provided by investment funds affiliated with Carlyle and GTCR and debt financing arranged by Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, Goldman Sachs Bank USA, Jefferies Finance LLC and Mizuho Bank Ltd. Upon the Effective Time, the Merger constituted a change of control of the Company, resulting in the Company becoming a wholly-owned subsidiary of Parent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Pursuant to the terms of the Merger Agreement, the members of the board of directors of the Company resigned as directors of Company, effective as of immediately prior to the Effective Time. The directors of Merger Sub immediately prior to the Effective Time continued as the board of directors of the Company following the Effective Time.

The officers of the Company immediately prior to the Effective Time continued as officers of the Company immediately following the Effective Time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time and pursuant to the Merger Agreement, the certificate of incorporation and bylaws of the Company were amended and restated to be in the form of the certificate of incorporation and bylaws of Merger Sub. The amended and restated certificate of incorporation and amended and restated bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 8.01 Other Events.

On August 31, 2017, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item  9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document

2.1	Agreement and Plan of Merger, dated as of June 5, 2017, by and among Albany Molecular Research, Inc., UIC Parent Corporation and UIC Merger Sub, Inc.*

3.1	Amended and Restated Certificate of Incorporation of Albany Molecular Research, Inc., dated August 31, 2017.

3.2	Amended and Restated Bylaws of Albany Molecular Research, Inc., dated August 31, 2017.

99.1	Press Release of Albany Molecular Research, Inc., dated August 31, 2017.

*	Filed as Exhibit 2.1 to Albany Molecular Research, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2017 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2017

ALBANY MOLECULAR RESEARCH, INC.

By:	/s/ William S. Marth
William S. Marth
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document

2.1	Agreement and Plan of Merger, dated as of June 5, 2017, by and among Albany Molecular Research, Inc., UIC Parent Corporation and UIC Merger Sub, Inc.*

3.1	Amended and Restated Certificate of Incorporation of Albany Molecular Research, Inc., dated August 31, 2017.

3.2	Amended and Restated Bylaws of Albany Molecular Research, Inc., dated August 31, 2017.

99.1	Press Release of Albany Molecular Research, Inc., dated August 31, 2017.

*	Filed as Exhibit 2.1 to Albany Molecular Research, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2017 and incorporated herein by reference.